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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported) :
                                  July 20, 2000
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                            Lucent Technologies Inc.
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             (Exact name of registrant as specified in its charter)

                                    Delaware
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                 (State or other jurisdiction of incorporation)

            1-11639                                      22-3408857
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    (Commission File Number)                  (IRS Employer Identification No.)

600 Mountain Avenue, Murray Hill, New Jersey                        07974
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(Address of principal executive offices)                         (Zip Code)

                                 (908) 582-8500
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                         (Registrant's Telephone Number)


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Item 5.  Other Events.

         On July 20, 2000, Lucent Technologies Inc. ("Lucent") announced plans to spin off its microelectronics business, which includes the optoelectronics components and integrated circuits (IC) divisions, in a separate, new company to be named later. An Initial Public Offering (IPO) is planned for up to 20 percent of the new company in the first calendar quarter of 2001, with the remaining shares of the new company expected to be spun off in a tax-free distribution by the summer of 2001 (the "Transaction").

         The new company will include Lucent's microelectronics business which makes silicon chips and optoelectronic components, such as lasers, that are the building blocks for communications systems ranging from wireless phones and modems to Internet equipment and optical networking systems.

         Lucent intends to seek a ruling from the Internal Revenue Service with respect to the tax-free treatment of the Transaction. The Transaction is subject to certain conditions, including obtaining a favorable tax ruling.




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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                          LUCENT TECHNOLOGIES INC.



Date:  July 20, 2000                      By:   /s/ James S. Lusk
                                          Name:  James S. Lusk
                                          Title: Senior Vice President and
                                                 Controller